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                                                                    Exhibit 3.20


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                          CCA PROPERTIES OF TEXAS, L.P.

         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

         I. The name of the limited partnership is CCA Properties of Texas, L.P. (the "Partnership").

         II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

         III. The name and mailing address of each general partner is as follows:

              CCA Properties of America, LLC          10 Burton Hills Boulevard
                                                      Nashville, Tennessee 37215

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of CCA Properties of Texas, L.P., as of December 23, 2002.

                                       CCA PROPERTIES OF TEXAS, L.P.

                                       By:  CCA Properties of America, LLC

                                       /s/ Todd Mullenger
                                       --------------------------------
                                       Name:  Todd Mullenger
                                       Title: Vice President, Treasurer

                                       Its: General Partner